Exhibit 23.5

CONSENT OF NOMINEE FOR DIRECTOR OF EURONAV NV

I hereby consent to all references to me in the proxy statement/prospectus included in the registration statement on Form F-4 of Euronav NV, as filed with the U.S. Securities and Exchange Commission on February 14, 2018.

/s/ Steven D. Smith

Name: Steven D. Smith

Date: February 14, 2018